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 EX-169                     Exhibit 21
                        AIRGAS, INC. AND SUBSIDIARIES

Airgas Beverage Service, Inc.
Airgas Beverage Systems Inc.
Airgas Breathing Air Systems, Inc.
Airgas Canada, Inc.
Airgas Carbonic Enterprises, Inc.
Airgas Carbonic Industries, Inc.
Airgas Carbonic West, Inc.
Airgas Direct Industrial, Inc.
Airgas Houston, Inc.
Airgas International, Inc.
Airgas Management, Inc.
Airgas Management (India) Pvt. Ltd.
Airgas New England Real Estate, Inc.
Airgas Northeast, Inc.
Airgas Ontario, Inc.
Airgas Realty, Inc.
Airgas Safety, Inc.
Airgas (Singapore) Pte Ltd.
Airgas Specialty Gases, Inc.
Airgas Texas, Inc.
American Carbide and Carbon Corporation
ATNL, Inc.
Bay Airgas, Inc.
Bhoruka Gases Ltd
Cascade Airgas, Inc.
Central States Airgas, Inc.
Cylinder Leasing Corp.
Delta Airgas, Inc.
Elkem American Carbide Company (Joint Venture)
Empire Airgas, Inc.
Forair, Inc.
Gateway Airgas, Inc.
G.S. Parsons, Co.
Great Lakes Airgas, Inc.
Great Western Airgas, Inc.
Gulf States Airgas, Inc.
Industrial Gases of Wichita, Inc.
Kaamool Airgas, Ltd
Keystone Airgas, Inc.
Mauritius Industrial Gases, Inc.
Michigan Airgas, Inc.
Mid America Airgas, Inc.
Mountain Airgas, Inc.
Mountain States Airgas, Inc.
National Welders Supply Co., Inc. (Joint Venture)
NEJD Pipeline Co., Inc.
Nitrous Oxide Corp.
Northern Gases, Inc.
Pacific Airgas, Inc.
Polaska Airgas SP. Zo.o..
Poligaz, S.A.
Post Airgas, Inc.
Potomac Airgas, Inc.
Red-D-Arc, Inc.
Red-D-Arc Limited
Rutland Tool & Supply Co, Inc.
Sierra Airgas, Inc.
Soda Leasing, Inc.
Sooner Airgas, Inc.
Southeast Airgas, Inc.


Southern California Airgas, Inc.
Southwest Airgas, Inc.
Trinity Airgas, Inc.
TriState Airgas, Inc.
U.S. Airgas, Inc.
Westwind Company
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